AMENDMENT NO. 4 TO
AMENDED AND RESTATED BYLAWS
OF AIM COUNSELOR SERIES TRUST
Adopted effective April 30, 2010
The Amended and Restated Bylaws of AIM Counselor Series Trust (the “Trust”), adopted effective September 14, 2005, (the “Bylaws”), are hereby amended as follows:
     1. AIM Counselor Series Trust is now named AIM Counselor Series Trust (Invesco Counselor Series Trust).
     2. All references to AIM Counselor Series Trust in the Bylaws are hereby deleted and replaced with AIM Counselor Series Trust (Invesco Counselor Series Trust).